AMERICAN GENERAL CORPORATION
                          FORM 10-Q
             For the Quarter Ended September 30, 1998




                                                                    Exhibit 12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                        Nine Months Ended
                                                           September 30,
                                                         1998       1997
Consolidated operations:
  Income before income tax expense, minority interest,
    and dividends on preferred securities .............  $1,296    $  689
  Undistributed income of Western National ............      -        (35)
  Fixed charges deducted from income
    Interest expense ..................................    514        485
    Implicit interest in rents ........................     14         15
      Total fixed charges deducted from income ........    528        500
        Earnings available for fixed charges........... $1,824     $1,154
  Fixed charges per above ............................. $  528     $  500
  Capitalized interest ................................      -          5
      Total fixed charges .............................    528        505
      Dividends on preferred stock and securities .....    110        102
        Combined fixed charges and preferred
          stock dividends ............................. $  638     $  607
          Ratio of earnings to fixed charges ..........   3.45       2.28
          Ratio of earnings to combined fixed charges
            and preferred stock dividends .............   2.86       1.90

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense, minority
      interest, and dividends on preferred securities . $1,296     $  689
    Undistributed income of Western National ..........      -        (35)
    Corporate fixed charges deducted from income -
      corporate interest expense ......................    158        136
      Earnings available for fixed charges ............ $1,454     $  790
    Total corporate fixed charges per above ........... $  158     $  136
    Capitalized interest related to real estate
      operations ......................................      -          5
      Total corporate fixed charges ...................    158        141
      Dividends on preferred stock and securities .....    110        102
        Combined corporate fixed charges and
          preferred stock dividends ................... $  268     $  243
          Ratio of earnings to corporate fixed charges    9.22       5.61
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends .................................   5.43       3.26
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                AMERICAN GENERAL CORPORATION
                          FORM 10-Q
             For the Quarter Ended September 30, 1998

                                                        Exhibit 12 (continued)

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                        Nine Months Ended
                                                           September 30,
                                                         1998       1997
American General Finance, Inc.:
  Income before income tax expense .................... $  218     $  148
  Fixed charges deducted from income
    Interest expense ..................................    376        366
    Implicit interest in rents ........................      8          8
      Total fixed charges deducted from income ........    384        374
        Earnings available for fixed charges .......... $  602     $  522
          Ratio of earnings to fixed charges ..........   1.57       1.39
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                AMERICAN GENERAL CORPORATION
                          FORM 10-Q
             For the Quarter Ended September 30, 1998

                                                        Exhibit 12 (continued)

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                            Quarter Ended
                                                            September 30,
                                                         1998       1997
Consolidated operations:
  Income before income tax expense, minority interest,
    and dividends on preferred securities ............. $  416     $  384
  Undistributed income of Western National ............      -        (12)
  Fixed charges deducted from income
    Interest expense ..................................    176        159
    Implicit interest in rents ........................      4          5
      Total fixed charges deducted from income ........    180        164
        Earnings available for fixed charges........... $  596     $  536
  Fixed charges per above ............................. $  180     $  164
  Capitalized interest ................................      -          -
      Total fixed charges .............................    180        164
      Dividends on preferred stock and securities .....     37         37
        Combined fixed charges and preferred
          stock dividends ............................. $  217     $  201
          Ratio of earnings to fixed charges ..........   3.31       3.27
          Ratio of earnings to combined fixed charges
            and preferred stock dividends .............   2.75       2.67

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense, minority
      interest, and dividends on preferred securities . $  416     $  384
    Undistributed income of Western National ..........      -        (12)
    Corporate fixed charges deducted from income -
      corporate interest expense ......................     54         49
      Earnings available for fixed charges ............ $  470     $  421
    Total corporate fixed charges per above ........... $   54     $   49
    Capitalized interest related to real estate
      operations ......................................      -          -
      Total corporate fixed charges ...................     54         49
      Dividends on preferred stock and securities .....     37         37
        Combined corporate fixed charges and
          preferred stock dividends ................... $   91     $   86
          Ratio of earnings to corporate fixed charges    8.80       8.72
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends .................................   5.22       4.95

                AMERICAN GENERAL CORPORATION
                          FORM 10-Q
             For the Quarter Ended September 30, 1998

                                                        Exhibit 12 (continued)

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                          Quarter Ended
                                                          September 30,
                                                         1998       1997
American General Finance, Inc.:
  Income before income tax expense .................... $   74     $   65
  Fixed charges deducted from income
    Interest expense ..................................    130        117
    Implicit interest in rents ........................      2          3
      Total fixed charges deducted from income ........    132        120
        Earnings available for fixed charges .......... $  206     $  185
          Ratio of earnings to fixed charges ..........   1.56       1.54



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